UMB SCOUT FUNDS
A special meeting of the shareholders of the UMB Scout Small Cap Fund series of the UMB
Scout Funds Small Cap Fund was held
on March 29, 2005.
The matters voted on by the shareholders of record as of January 31, 2005, and the results of the
vote at the shareholder meeting held
March 29, 2005, were as follows
1. To approve the election of each of the six individuals nominated to serve on the Board.
NOMINEE AFFIRMATIVE WITHHHELD TOTAL
William E. Hoffman, D.D.S. . . . 8,030,276.163 225,286.859 8,255,563.022
Eric T. Jager . . . . . . . .. . 8,032,705.116 222,857.906 8,255,563.022
Stephen H. Rose . . . . . . .. . 8,023,827.184 231,735.838 8,255,563.022
Stuart Wien . . . . . . . . .. . 8,032,940.590 222,622.432 8,255,563.022
Andrea F. Bielsker . . . . . . . 8,034,012.752 221,550.270 8,255,563.022
William B. Greiner . . . . . . . 8,028,563.116 226,999.906 8,255,563.022
3. To approve a new investment advisory agreement for the Fund.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON VOTES TOTAL
Small Cap Fund . . . . . . . . . . . . . . . . . . . . . . . 6,800,954.857
256,122.757 154,331.408 1,044,154.000 8,255,563.022
4. To approve the modification or reclassification of certain fundamental investment restrictions relating to:
MATTER FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON VOTES TOTAL
4A Senior securities and borrowing Small Cap Fund 6,781,368.854 273,396.835
 156,643.333 1,044,154.000
8,255,563.022
4B Underwriting securities Small Cap Fund 6,792,308.344 258,919.466
 160,181.212 1,044,154.000 8,255,563.022
4C Real estate Small Cap Fund 6,795,550.093 254,674.972 161,183.957
1,044,154.000 8,255,563.022
4D Lending Small Cap Fund 6,781,987.341 273,076.428 156,345.253
 1,044,154.000 8,255,563.022
4E Concentration of investments Small Cap Fund 6,768,754.343 288,404.460 154,250.219 1,044,154.000
8,255,563.022
4F Commodities Small Cap Fund 6,753,243.005 301,401.174 156,764.843
 1,044,154.000 8,255,563.022
4G Reclassification of certain fundamental Small Cap Fund 6,771,874.021 278,655.295 160,879.706 1,044,154.000
8,255,563.022
restrictions as non fundamental
5. To approve the redesignation of certain investment objectives from fundamental to non fundamental.
FUND AFFIRMATIVE AGAINST ABSTAIN BROKER NON-VOTES TOTAL
Small Cap Fund . . . . . . . . . . . . . . . . . . . . . . . 6,750,149.057
307,860.193 153,399.772 1,044,154.000 8,255,563.022
RESULTS OF THE SPECIAL MEETINGS OF SHAREHOLDERS UNAUDITED (Continued